Exhibit 99.1

For Additional Information:
Jim Gilbertson, Vice President and Chief Financial Officer
763-535-8333
jgilbert@navarre.com

Haug Scharnowski, Vice President Corporate Relations
763-450-2352
hscharnowski@navarre.com

NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2005

Company provides updated guidance for Fiscal Year 2006
Company will host a webcast Monday, June 6, 2005 at 2:00p.m. ET
Company announces intention to restate certain financial statements

MINNEAPOLIS, MN –June 2, 2005 – Navarre Corporation (NASDAQ: NAVR) a leading publisher and distributor of a broad range of home entertainment and multimedia software products, today reported fiscal year 2005 fourth quarter and year-end results for the period ending March 31, 2005.

Financial Highlights

•	Record net sales for the fiscal year ended March 31, 2005 increased approximately 27% to $596.3 million, as compared to net sales of $470.9 million for the fiscal year ended March 31, 2004.

•	Record net income for fiscal year 2005 increased approximately 69% to $12.5 million or $0.44 per diluted share, as compared to $7.4 million or $0.31 per diluted share for fiscal year 2004, as restated. See “Intention to Restate Certain Financial Statements” below.

•	Net sales for the fiscal year fourth quarter ended March 31, 2005 increased approximately 1% to $141.9 million, as compared to net sales of $140.9 million for the same period last year.

•	Net loss for the fiscal year 2005 fourth quarter was $2.5 million or a loss of $0.09 per diluted share, as compared to net income of $3.3 million or $0.12 per diluted share for the same period last year.

•	Operating loss for fiscal year 2005 fourth quarter was $2.7 million. Included in the quarterly operating income results were the following expenses: FUNimation transaction expenses of $578,000, the previously announced compensation expense of approximately $5.8 million to acquire the remaining twenty percent ownership position in Encore, expenses of $769,000 related to Sarbanes-Oxley Act of 2002 compliance, and incentive-based deferred compensation expenses of $363,000.

•	Gross margin increased to 15.3% of net sales for fiscal year 2005, as compared to 12.3% for fiscal year 2004. For the fiscal year 2005 fourth quarter, gross margin increased to 16.9% of net sales, as compared to 11.4% for the same period last year.

•	The Company’s cash, inventory and receivable balance as of March 31, 2005 was $15.5 million, $40.6 million and $96.5 million, respectively.

Eric Paulson, Chairman and CEO of Navarre Corporation commented, “I am proud of what the Company has accomplished in fiscal year 2005, but disappointed in the delay of releasing our earnings. The delay was primarily the result of a complex compensation issue which required close review and consensus by our previous and current audit firms. I recognize the effect this delay has on our shareholders and apologize on behalf of the Company and its representatives. Notwithstanding the delay, fiscal year 2005 was a record year in every way despite the restatement issues described in this release. We look forward to fiscal year 2006 as the Company continues to execute its strategy of transforming Navarre into a leading home entertainment publishing and licensing company, using our highly effective distribution services operation as a platform. Our recently completed acquisition of FUNimation is an example of our continued focus on this strategy and will drive sales and profits in the future.” Mr. Paulson continued, “During fiscal year 2005, the Company spent heavily on capital expenditures and operating expenses to reengineer its infrastructure including a new warehouse and material handling system to support our anticipated future growth. We expect to see the results in higher productivity this year.”

Jim Gilbertson, Vice President and Chief Financial Officer stated, “In fiscal year 2005 the company achieved revenue, earnings and margin growth in what has been a very busy year for the company. During the year we completed our new warehouse facility and picking system, worked toward the closing of the FUNimation acquisition and focused on preparations for Sarbanes-Oxley compliance.”

Business Segment Highlights

Publishing Business Segment

The Publishing segment of Navarre includes Encore and BCI. For the fourth quarter ended March 31, 2005, Publishing achieved net sales of $21.5 million (before inter-company eliminations), as compared to net sales of $20.0 million (before inter-company elimination) for the same period last year. Publishing reported net sales of $95.8 million (before inter-company eliminations) for the fiscal year ended March 31, 2005 as compared to net sales of $46.2 million (before inter-company eliminations) for fiscal year ended March 31, 2004. The growth of Navarre’s Publishing segment revenues can be attributed to increased organic growth at both Encore and BCI, which were acquired in August of 2002 and November of 2003, respectively. In addition, the announced acquisition of FUNimation is expected to provide additional sales and net income growth opportunities in fiscal year 2006. See “Use of Non-GAAP Financial Information” below.

Distribution Business Segment

The Distribution segment distributes PC software, CD audio, DVD video, and video games and accessories. For the fourth quarter, ended March 31, 2005, Distribution achieved a 9.6% increase in net sales to $137.5 million (before inter-company eliminations), as compared to net sales of $125.5 million (before inter-company eliminations) for the same period last year. Distribution achieved a 25.2% increase in net sales to $556.9 million (before inter-company eliminations), for fiscal year ended March 31, 2005, as compared to $444.7 million (before inter-company eliminations) for fiscal year end 2004. See “Use of Non-GAAP Financial Information” below.

Distribution’s growth during fiscal year 2005 was achieved through increases in major product groups. Software, major label music, DVD video and video games grew due to the combination of an increased roster of publishers and the placement of additional products with customers.

Intention to Restate Certain Financial Statements

The Company’s management, in consultation with the Company’s Audit Committee of the Board of Directors, determined that the Company’s consolidated financial statements for its fiscal year 2004 third quarter, fiscal year 2004, and the first quarter and third quarter of fiscal year 2005 will be restated. As a result of the fiscal year 2005 audit, it was determined that expenses related to the incentive-based deferred compensation of the Company’s Chief Executive Officer should have been recorded in the third quarter of fiscal 2004 and first quarter of fiscal 2005. As a result, additional expenses and accrued liabilities of $1.5 million and $2.2 million will be recorded in these quarters, respectively. These expenses, which are non-cash during the periods presented, were determined in accordance with the provisions of the Chief Executive Officer’s 2001 employment agreement.

It was also determined that the Company’s deferred tax benefit recorded in the third quarter of fiscal 2005 was improperly included in income and should have been applied to shareholders’ equity. Consequently, the tax benefit of $2.4 million recognized during the quarter will be reduced and shareholders’ equity will be increased by the same amount with no overall effect to cash or equity.

The Company is presently working through the presentation of these restatements and intends to make applicable filings as quickly as possible.

Guidance for Fiscal Year 2006

The Company is providing updated guidance for fiscal year 2006. Guidance is based on consolidated financial results including FUNimation. Based on the closing date of the FUNimation acquisition, approximately 10 months of FUNimation operations will contribute to the Company’s fiscal year 2006 consolidated financial results.

Fiscal Year 2006 Guidance:

•	The Company anticipates net sales between $710.0 million to $720.0 million

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) between $43.0 million and $48.0 million

•	The Company anticipates integration expenses related to the FUNimation acquisition of $1.0 million for fiscal year 2006 and has been reflected in the guidance.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) per diluted share of $1.36 and $1.51, based on weighted average shares outstanding.

•	Net income anticipated between $18.2 million and $21.5 million.

•	After tax earnings per diluted share anticipated between $0.58 to $0.68, based on weighted average shares outstanding

Use of Non-GAAP Financial Information

In evaluating our financial performances and operating trends, management considers information concerning our net sales before inter-company eliminations that are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. Navarre’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Navarre uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can be found on the Company’s web site at www.navarre.com.

Conference Call

Navarre will host a conference call at 2:00 p.m. ET Monday, June 6, 2005, to discuss the Company’s fiscal year 2005 fourth quarter and year-end results. The conference call will be broadcast live over the Internet and can be accessed at http://www.navarre.com. Investors should go to the web site 15 minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available following the call’s completion by accessing http://www.navarre.com where a replay will be available for a one-year period.

About Navarre Corporation

Navarre Corporation (NASDAQ: NAVR) is a publisher and distributor of a broad range of home entertainment and multimedia products, including PC software, CD audio, DVD and VHS video, video games and accessories. Since its founding in 1983, the company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and music superstores, military and e-tailers nationwide. The company currently provides its products to over 18,000 retail and distribution center locations throughout the United States and Canada. Navarre has recently expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore Software, Inc., BCI Eclipse Company, LLC,

FUNimation Productions, Ltd. and the FUNimation stores, Ltd. For more information, please visit the company’s web site at www.navarre.com.

Safe Harbor

“The statements in this press release that are not strictly historical are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the Company’s dependence on significant vendors; the Company’s dependence upon software developers and manufacturers and popularity of their products; the Company’s ability to maintain and grow its exclusive distribution business through agreements with music labels; the Company’s dependence upon a key employee and its Founder, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer; the Company’s ability to attract and retain qualified management personnel; uncertain growth in the publishing segment; the acquisition strategy of the Company, including the successful acquisition and integration of FUNimation, could disrupt other business segments and/or management; the seasonality and variability in the Company’s business and that decreased sales during peak season could adversely affect its results of operations; the Company’s ability to meet its significant working capital requirements related to distributing products and financing accounts receivable; the Company’s ability to avoid excessive inventory return and obsolescence losses; the potential for inventory values to decline; the Company’s credit exposure due to reseller arrangements or negative trends which could cause credit loss; the Company’s ability to adequately and timely adjust cost structure for decreased demand; the Company’s ability to compete effectively in distribution and publishing, which are highly competitive industries; the Company’s dependence on third-party shipping of its product; the Company’s dependence on information systems; technological developments, particularly in the electronic downloading arena which could adversely impact sales, margins and results of operations; increased counterfeiting or piracy which could negatively affect demand for the Company’s products; the Company may not be able to protect its intellectual property; interruption of the Company’s business or catastrophic loss at a facility which could curtail or shutdown its business; the potential for future terrorist activities to disrupt operations or harm assets; significant Company stock volatility; the exercise of outstanding warrants and options adversely affecting stock price; investors experiencing immediate and substantial dilution in net tangible book value per share of common stock purchased in the offering; the Company’s anti-takeover provisions, its ability to issue preferred stock and its staggered board may discourage take-over attempts beneficial to shareholders; because the Company does not intend to pay dividends, stock appreciation may yield the only return on an investment in Company stock; and the Company’s directors may not be personally liable for certain actions which may discourage shareholder suits against them. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the year ended March 31, 2004. Investors and shareholders are urged to read this document carefully.

The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2005, dated June 2, 2005, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Consolidated Condensed Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months ended		Year-ended
	March 31,		March 31,
	2005	2004 (1)	2005	2004 (1)
				(Restated)
Net sales	$141,940	$140,894	$596,263	$470,877
Gross profit	24,042	16,095	91,112	58,021
Operating expense	26,733	13,390	78,778	50,324

(Loss) income from operations	(2,691)	2,705	12,334	7,697
Other income (expense), net	(367)	(13)	(278)	(834)

Net (loss) income before tax	(3,058)	2,692	12,056	6,863
Income tax benefit	(519)	(583)	(492)	(583)

Net (loss) income	$(2,539)	$3,275	$12,548	$7,446

Earnings (loss) per common share:
Basic	$(0.09)	$0.13	$0.47	$0.33

Diluted	$(0.09)	$0.12	$0.44	$0.31

Weighted average shares outstanding:
Basic	27,397	25,673	26,830	22,780

Diluted	28,879	27,469	28,782	24,112

NAVARRE CORPORATION
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2005	March 31, 2004 (1)
		(Restated)
Assets
Current assets
Cash and cash equivalents	$15,519	$14,495
Receivables, net	96,503	80,226
Inventories	40,593	30,151
Other	17,278	5,175

Total current assets	169,893	130,047
Property and equipment, net	8,081	6,914
Other assets	19,828	17,876

Total assets	$197,802	$154,837

Liabilities and shareholders’ equity
Payables and accrued expenses	$110,902	$99,274
Long-term liabilities	6,194	1,450
Shareholders’ equity	80,706	54,113

Total liabilities and shareholders’ equity	$197,802	$154,837

(1)	Certain amounts have been reclassified to conform to the current year’s presentation.

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)

Reconciliation of GAAP Net Sales:

	Three Months Ended				Year-ended
	March 31,		March 31,		March 31,		March 31,
	2005	%	2004	%	2005	%	2004	%

Net sales
Distribution	$137,493	86.5%	$125,503	86.2%	$556,927	85.3%	$444,743	90.6%
Publishing	21,494	13.5%	20,008	13.8%	95,777	14.7%	46,177	9.4%

Net sales before inter- company eliminations	$158,987		$145,511		$652,704		$490,920
Inter-company eliminations	(17,047)		(4,617)		(56,441)		(20,043)

Net sales as reported	$141,940		$140,894		$596,263		$470,877

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